EXHIBIT A

                              SERIES OF THE TRUST

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SERIES                                                         EFFECTIVE DATE
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First Trust Preferred Securities and Income ETF               February 1, 2013
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First Trust Managed Municipal ETF                              April 3, 2014
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First Trust Long/Short Equity ETF                             August 26, 2014
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First Trust Emerging Markets Local Currency Bond ETF          October 20, 2014
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First Trust RiverFront Dynamic Europe ETF                     February 2, 2016
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First Trust RiverFront Dynamic Asia Pacific ETF               February 2, 2016
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First Trust RiverFront Dynamic Emerging Markets ETF           February 2, 2016
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First Trust RiverFront Dynamic Developed International ETF    February 2, 2016
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